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EXHIBIT 99

                        FORMAL NOTICE OF BLACKOUT PERIOD

                                    UNDER THE
          FIRST ALBANY CORPORATION EMPLOYEES' RETIREMENT AND SAVINGS PLAN (AS REQUIRED UNDER SECTION 306(a)(6) OF THE SARBANES-OXLEY ACT OF 2002)

TO:   All Executive Officers and Directors of First Albany Companies Inc.

FROM: First Albany Companies Inc.

DATE: July 7, 2003



REASON FOR BLACKOUT PERIOD

The First Albany Corporation Employees' Retirement and Savings Plan (the "Plan") will be changing service providers (including custodial and trustee services). The new service provider for the Plan will be Invesmart, Inc.

As part of this transition to Invesmart, all Plan accounts will be transferred out of First Albany. When the transfer takes place, it is important that there are no outstanding transactions in any Plan accounts. To ensure that there are no such pending transactions in Plan accounts, there must be restricted activity within all Plan accounts for a limited period of time. The period during which there will be restricted activity under the Plan is called a "blackout period".

LENGTH OF BLACKOUT PERIOD

The blackout period for the Plan is expected to begin on JULY 28, 2003 and end on or before AUGUST 31, 2003.

PLAN TRANSACTIONS AFFECTED DURING BLACKOUT PERIOD

During the blackout period, Plan participants and beneficiaries will be unable to:

- obtain a distribution or withdrawal (including hardships) from the Plan beginning on Monday, July 28, 2003

- obtain a QDRO (Qualified Domestic Relations Order) distribution beginning on Monday, July 28, 2003

-     obtain a loan from the Plan beginning on Monday, July 28, 2003

-     make a change to a deferral election beginning on Monday, July 28, 2003

- direct or diversify investments (i.e., make any purchases or sales in individual Plan accounts) beginning on Wednesday, July 30, 2003

-     make a transfer out of the Plan beginning on Wednesday, July 30, 2003
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COMPANY SECURITIES IMPACTED BY BLACKOUT PERIOD

Because Plan participants and beneficiaries will be unable to make any purchases or sales of First Albany Companies Inc. common stock, par value $.01 per share ("Company Stock") in their Plan accounts during the blackout period, the executive officers and directors of First Albany Companies Inc. will be subject to the trading restrictions on Company Stock imposed under Section 306(a) of the Sarbanes-Oxley Act of 2002 for the duration of the blackout period.

WHO TO CONTACT

If you have any questions concerning this Notice please contact:

                 Stephen P. Wink, General Counsel and Secretary
                           First Albany Companies Inc.
                              30 South Pearl Street
                                Albany, NY 12207
                          Phone Number: (518) 447-7907